Exhibit 99.20

Excerpts from “Budget Speech 2018-2019”, March 27, 2018

TABLE 1

Québec government
Summary of consolidated budgetary transactions
Preliminary results for 2017-2018
(millions of dollars)

2017-2018
CONSOLIDATED REVENUE
Own-source revenue	84 527
Federal transfers	22 669
Total	107 196
CONSOLIDATED EXPENDITURE
Mission expenditures	–94 817
Debt service	–9 237
Total	–104 054
Contingency reserve	—
SURPLUS	3 142
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–2 292
BUDGETARY BALANCE(1)	850

(1)	Budgetary balance within the meaning of the Balanced Budget Act.

Quality of Life
and Mobility	47

TABLE 2

Québec government
Summary of consolidated budgetary transactions
Forecasts for 2018-2019
(millions of dollars)
2018-2019
CONSOLIDATED REVENUE
Own-source revenue	85 923
Federal transfers	23 674
Total	109 597
CONSOLIDATED EXPENDITURE
Mission expenditures	–99 313
Debt service	–9 380
Total	–108 693
Contingency reserve	—
SURPLUS	904
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–2 491
Use of the stabilization reserve	1 587
BUDGETARY BALANCE(1)	—

(1) Budgetary balance within the meaning of the Balanced Budget Act, after use of the stabilization reserve.

Budget Speech
48	2018-2019

TABLE 3

Québec government
Consolidated revenue
Forecasts for 2018-2019
(millions of dollars)
2018-2019
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	30 549
Contributions for health services	6 028
Corporate taxes	8 028
School property tax	1 817
46 422
Consumption taxes
Sales taxes	16 967
Fuel	2 321
Tobacco products	993
Alcoholic beverages	640
20 921
Revenue from government enterprises
Hydro-Québec	2 075
Loto-Québec	1 236
Société des alcools du Québec	1 112
Other	–91
4 332
Duties and permits	3 797
Miscellaneous revenue	10 451
TOTAL OWN-SOURCE REVENUE	85 923

FEDERAL TRANSFERS
Equalization	11 732
Health transfers	6 431
Transfers for post-secondary education and other social programs	1 659
Other programs	3 852
TOTAL FEDERAL TRANSFERS	23 674
TOTAL CONSOLIDATED REVENUE	109 597

Quality of Life
and Mobility	49

TABLE 4

Québec government
Consolidated expenditure
Forecasts for 2018-2019
(millions of dollars)
2018-2019
MISSION EXPENDITURES
Program spending of the General Fund(1)	–76 869
Other consolidated expenditure(2)	–22 444
Total	–99 313
DEBT SERVICE
General Fund	–7 160
Other sectors(2)	–2 220
Total	–9 380
TOTAL CONSOLIDATED EXPENDITURE	–108 693
(1)	Program spending includes transfers intended for consolidated entities.
(2)	The other consolidated expenditure and the debt service of other sectors include consolidation adjustments.

Budget Speech
50	2018-2019

TABLE 5

Québec government
Expenditure of the General Fund
Forecasts for 2018-2019
(millions of dollars)
2018-2019
PROGRAM SPENDING OF THE GENERAL FUND
Assemblée nationale	139.6
Persons appointed by the National Assembly	188.0
Affaires municipales et Occupation du territoire	1 889.0
Agriculture, Pêcheries et Alimentation	899.2
Conseil du trésor et Administration gouvernementale	1 721.6
Conseil exécutif	463.0
Culture et Communications(1)	726.2
Développement durable, Environnement et Lutte contre les changements climatiques	175.5
Économie, Science et Innovation	1 017.4
Éducation et Enseignement supérieur	19 380.1
Énergie et Ressources naturelles	84.1
Famille	2 657.2
Finances(1)	200.5
Forêts, Faune et Parcs	488.5
Immigration, Diversité et Inclusion	339.0
Justice	1 016.6
Relations internationales et Francophonie	111.6
Santé et Services sociaux	38 540.8
Sécurité publique	1 587.7
Tourisme	185.4
Transports, Mobilité durable et Électrification des transports	698.2
Travail, Emploi et Solidarité sociale	4 360.2
TOTAL PROGRAM SPENDING OF THE GENERAL FUND	76 869.4
DEBT SERVICE	7 160.0
TOTAL EXPENDITURE OF THE GENERAL FUND	84 029.4
(1)	Excluding debt service.

Quality of Life
and Mobility	51

TABLE 6

Québec government
Non-budgetary transactions
Forecasts for 2018-2019
(millions of dollars)
2018-2019
INVESTMENTS, LOANS AND ADVANCES	–2 294
CAPITAL EXPENDITURES
Investments	–7 505
Amortization	4 309
Less: PPP investments	103
Total	–3 093
RETIREMENT PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	2 879
OTHER ACCOUNTS	–480
TOTAL NON-BUDGETARY TRANSACTIONS	–2 988

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

Budget Speech
52	2018-2019